Exhibit 99.1

JMP Group Reports First Quarter 2020 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--April 29, 2020--JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended March 31, 2020.

A summary of JMP Group’s operating results for the quarter ended March 31, 2020, and for comparable prior periods, is set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2020	Dec. 31, 2019	Mar. 31, 2019

Total net revenues	$5,267	$23,822	$27,167

Net income/(loss) attributable to JMP Group	($11,748)	($6,445)	$5,069
Net income/(loss) attributable to JMP Group per share	($0.60)	($0.33)	$0.24

Operating net income/(loss)	($537)	$140	$1,669
Operating net income/(loss) per share	($0.03)	$0.01	$0.08

Book value per share	$2.64	$3.16	$4.08
Adjusted book value per share	$3.45	$3.96	$4.77

For more information about operating net income, including a reconciliation to net income, and adjusted book value per share, including a reconciliation to book value per share, see the section below titled “Non-GAAP Financial Measures.”

“The March quarter started well, driven by investment banking momentum that continued from the December quarter, until the U.S. equities market collapsed over the course of a four-week period in reaction to the COVID-19 pandemic,” said Chairman and Chief Executive Officer Joe Jolson. “Consequently, investment banking transactions expected to close in March were pushed out into the future, postponing revenues that otherwise would have resulted before quarter-end. On the other hand, the first quarter delivered a material pickup in our institutional equities business, as brokerage clients turned to us for insight into an extraordinarily challenging market environment. Excluding an unrealized trading loss on a single convertible security, net brokerage revenues for the quarter were up 9% year over year.

“Our operating loss of $0.03 per share was better than feared, given the dramatic market selloff, but does exclude a large unrealized loss taken on the fair value of our CLO securities at period-end. We expect that the valuation of our CLO securities could remain volatile until the depth and duration of the current recession is better understood. In the short term, our book value has been negatively affected, but the commercial loans backing our securities are match-funded with long-term debt, and the cash collected over their duration will ultimately determine their value.

“Looking ahead, much of the country remains locked down, making the future cloudy. We are fortunate that the nature of our business allows us to successfully conduct investment banking, trading, and asset management activities, even though our employees have been working remotely for over six weeks now. As with most market dislocations, buyers and sellers need some time to adjust to the new environment, which can especially delay strategic advisory transactions and sometimes leads to reduced outcomes. Additionally, companies looking toward IPOs or follow-on offerings will ordinarily postpone their plans until market volatility normalizes. While we continue to be actively engaged with our clients and customers in finding the best available opportunities and solutions, we expect that delayed closings will weigh on second quarter investment banking revenues.

“We are optimistic that things will improve by summer, as the economy starts to reopen and the unprecedented amount of Federal stimulus spending targeted at employees of small businesses, strategically important industries, and healthcare starts to positively impact the U.S. economy. Even before the market upheaval, we were focused on cutting our non-compensation costs materially during 2020, and progress on that front should help soften the blow in the second quarter and beyond.”

Segment Results of Operations

A summary of JMP Group’s operating net income per share by segment for the quarter ended March 31, 2020, and for comparable prior periods, is set forth below.

	Quarter Ended
($ as shown)	Mar. 31, 2020		Dec. 31, 2019	Mar. 31, 2019

Broker-dealer	($0.01)		($0.10)	($0.05)

Asset management:
Asset management fee income	(0.02)		0.03	(0.03)
Investment income	0.07	(1)	0.11	0.23	(2)
Total asset management	0.05		0.14	0.20

Corporate costs	(0.07)		(0.03)	(0.07)

Operating EPS (diluted)	($0.03)		$0.01	$0.08
(1)	Includes a mark-to-market loss of $0.03 per share on a non-controlling interest in Medalist Partners Corporate Finance LLC.
(2)	Includes a gain of $0.08 per share on the sale of a controlling interest in JMP Credit Advisors LLC to Medalist Partners LP.

Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $14.6 million, an increase of 23.1% from $11.9 million for the quarter ended March 31, 2019.

A summary of the company’s investment banking revenues and transaction counts for the quarter ended March 31, 2020, and for comparable prior periods, is set forth below.

	Quarter Ended
	Mar. 31, 2020		Dec. 31, 2019		Mar. 31, 2019
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues
Equity and debt origination	17	$8,556	19	$14,557	17	$6,789
Strategic advisory and private placements	4	6,069	3	6,316	6	5,090
Total	21	$14,625	22	$20,873	23	$11,879

Brokerage

Net brokerage revenues were $4.2 million, a decrease of 7.7% from $4.5 million for the quarter ended March 31, 2019. Excluding a net realized and unrealized loss of $0.7 million related to the trading of convertible securities, net brokerage revenues would have been $4.9 million for the quarter ended March 31, 2020, a year-over-year increase of 8.8%.

Total capital markets revenues, which consist of net brokerage revenues produced by the institutional equities division in addition to equity and debt origination revenues generated by the investment banking division, were $12.7 million for the quarter ended March 31, 2020, compared to $11.3 million for the quarter ended March 31, 2019. Excluding the aforementioned trading loss of $0.7 million, total capital markets revenues would have been $13.5 million for the quarter ended March 31, 2020.

Asset Management

Asset management fees were $1.7 million, in line with $1.7 million for the quarter ended March 31, 2019.

A summary of the company’s client assets under management for the quarter ended March 31, 2020, and for comparable prior periods, is set forth below.

(in millions)	Mar. 31, 2020	Dec. 31, 2019	Mar. 31, 2019
Client assets under management (1)	$549	$595	$517
Assets under management by sponsored funds (2)	5,136	5,381	4,932
Client assets under management, including sponsored funds	$5,685	$5,976	$5,449
(1)	Includes assets managed by Harvest Capital Strategies, JMP Asset Management, and HCAP Advisors on behalf of third parties.
(2)	Sponsored funds are asset management strategies in which JMP Group owns an economic interest. Includes assets managed by Medalist Partners Corporate Finance, the former JMP Credit Advisors.

Principal Transactions

Principal transactions generated a net realized and unrealized loss of $17.6 million, of which $18.7 million was unrealized as of March 31, 2020, compared to a net realized and unrealized gain of $5.3 million for the quarter ended March 31, 2019. The difference is largely due to the recent impairment of CLO equity owned by JMP Group. A reduction in the net present value of forecasted cash flows through the end of the expected life of the CLOs required an impairment charge in the amount of $13.5 million for the quarter ended March 31, 2020. In addition, the difference is in part due to a gain of $3.4 million on the sale of a majority interest in JMP Credit Advisors for the quarter ended March 31, 2019.

Net Interest Income

Net interest income was $0.4 million, a decrease of 87.7% from $3.5 million for the quarter ended March 31, 2019. The difference is primarily due to a change in the recognition of income from investments in collateralized loan obligations following the sale of a majority interest in JMP Credit Advisors to Medalist Partners in March 2019.

Expenses

Compensation and Benefits

Compensation and benefits expense was $16.2 million, compared to $17.2 million for the quarter ended March 31, 2019. As a percentage of net revenues, compensation and benefits expense was 307.8%, compared to 63.4% for the quarter ended March 31, 2019. With regard to annually awarded compensation, a non-GAAP measure that adjusts compensation expense related to share-based awards and deferred compensation, compensation and benefits expense was 297.5% of net revenues, compared to 60.3% for the quarter ended March 31, 2019.

For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $8.1 million, compared to $8.9 million for the quarter ended March 31, 2019.

Personnel

At March 31, 2020, the company had 192 full-time employees, compared to 209 at December 31, 2019, and 197 at March 31, 2019.

Other Corporate Actions

JMP Group did not repurchase any outstanding common shares during the quarter ended March 31, 2020. In February 2020, the company filed a tender offer for up to three million of its common shares, equal to approximately 15% of its total outstanding capital stock. The company subsequently withdrew the offer in March 2020 upon the onset of the novel coronavirus, in the interest of preserving liquidity and equity capital.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance across various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As presented by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that utilizes adjusted compensation and benefits expense as the numerator. This adjusted ratio excludes certain compensation-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards and deferred compensation (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented).

A statement of JMP Group’s compensation ratio for the quarter ended March 31, 2020, and for comparable prior periods, is set forth below.

	Quarter Ended
($ in thousands)	Mar. 31, 2020	Dec. 31, 2019	Mar. 31, 2019

Total net revenues	$5,267	$23,822	$27,167

Compensation and benefits	$16,213	$22,641	$17,222

Subtract/(add back):
Share-based awards and deferred compensation	546	1,895	844

Adjusted compensation and benefits	$15,667	$20,746	$16,378

Ratio of compensation expense to net revenues	307.8%	95.0%	63.4%
Ratio of adjusted compensation expense to net revenues	297.5%	87.1%	60.3%

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) excludes the impact of the early retirement of debt issued by JMP Group and a CLO, (iii) excludes transaction costs related to a CLO, (iv) excludes amortization expense related to a CLO, (v) reverses unrealized gains or losses related to real estate investment properties, (vi) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vii) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of restricted stock units and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years, less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the impairment of CLO equity recorded among principal transactions, as the company believes that the forecasted reduction in future cash flows will be mitigated by a change in the interest rate environment and that distributions will be larger than currently projected;
  one-time expenses associated with the redemption of senior notes due 2023 in the third quarter of 2019 and the resulting acceleration of the amortization of remaining capitalized issuance costs;
  one-time transaction costs related to the refinancing of notes issued by JMP Credit Advisors CLO III;
  amortization expense related to an intangible asset resulting from the repurchase of a portion of the management fees from JMP Credit Advisors CLO III;
  unrealized gains or losses on commercial real estate investments, adjusted for non-cash expenditures, including depreciation and amortization;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 26% at the consolidated taxable parent company, JMP Group.

A reconciliation of JMP Group’s net income to its operating net income for the quarter ended March 31, 2020, and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2020	Dec. 31, 2019	Mar. 31, 2019

Net income/(loss) attributable to JMP Group	($11,748)	($6,445)	$5,069

Add back/(subtract):
Income tax expense/(benefit)	(7,239)	(988)	(4,102)
Income/(loss) before taxes	(18,987)	(7,433)	967

Add back/(subtract):
Share-based awards and deferred compensation	546	1,895	844
Impairment of CLO equity	13,523	4,204	-
Early retirement of debt	89	-	-
Amortization of intangible asset – CLO III	-	-	277
Unrealized (gain)/loss – real estate-related depreciation and amortization	338	354	557
Unrealized mark-to-market (gain)/loss – strategic equity investments and warrants	3,766	1,169	(390)
Operating income/(loss) before taxes	(725)	189	2,255

Income tax expense/(benefit)	(189)	49	586
Operating net income/(loss)	($537)	$140	$1,669

Operating net income/(loss) per share:
Basic	($0.03)	$0.01	$0.08
Diluted (1)	($0.03)	$0.01	$0.08

Weighted average shares outstanding:
Basic	19,532	19,402	21,288
Diluted (1)	19,654	19,661	21,429
(1)

On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended March 31, 2020, was 19,531,824, equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for the period. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

Book Value per Share

At March 31, 2020, JMP Group’s book value per share was $2.64. Adding back accumulated depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting reflects the reversal of that expense in the calculation of operating net income. The add-back includes a tax provision related to the expense reversed in a given period, due to the company’s election to be taxed as a C corporation as of January 1, 2019. Likewise, adding back the accumulated general loan loss provision related to collateralized loan obligations reflects the reversal of that provision in the calculation of operating net income, an adjustment not made subsequent to the sale of a majority interest in JMP Credit Advisors in March 2019. As a result, adjusted book value per share was $3.45 for the quarter ended March 31, 2020, as set forth below.

(in thousands, except per share amounts)	Mar. 31, 2020	Dec. 31, 2019	Mar. 31, 2019

Shareholders' equity	$51,629	$61,688	$86,633

Accumulated unrealized loss – real estate-related depreciation and amortization	$15,750	$15,500	$14,596
Accumulated general loan loss provision – collateralized loan obligations	-	-	-
Adjusted shareholders' equity	$67,379	$77,188	$101,229

Book value per share	$2.64	$3.16	$4.08
Adjusted book value per share	$3.45	$3.96	$4.77

Basic shares outstanding	19,547	19,509	21,210

Quarterly operating ROE (1)	(3.8%)	0.8%	7.8%
LTM operating ROE (1)	(4.4%)	(1.1%)	10.6%

Quarterly adjusted operating ROE (1)	(3.0%)	0.7%	6.4%
LTM adjusted operating ROE (1)	(3.6%)	(0.9%)	8.7%
(1)

Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section above titled “Operating Net Income.”

Conference Call

JMP Group will not hold a conference call in connection with the release of the company’s financial results.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on many factors, including: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the anticipated effects of COVID-19 on the company’s business, results of operations and financial condition, and the potential timelines for reopening the economy and its improvement. Forward-looking statements reflect JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to JMP Group, may identify forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2019, as filed with the U.S. Securities and Exchange Commission on March 30, 2020, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2019, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Any forward-looking statements contained in this press release speak only as of the date hereof. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Disclosure Information

JMP Group uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s website in addition to its press releases, SEC filings, and webcasts.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture capital and private capital activities through Harvest Capital Strategies and JMP Asset Management; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)
(in thousands)	Mar. 31, 2020	Dec. 31, 2019

Assets
Cash and cash equivalents	$38,435	$49,630
Restricted cash and deposits	1,287	1,287
Marketable securities owned	56,024	73,101
Other investments	21,987	35,309
Loans held for investment, net of allowance for loan losses	1,181	1,210
Other assets	70,130	69,721
Total assets	$189,044	$230,257

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased	$1,959	$3,855
Accrued compensation	5,592	30,253
Bond payable, net of issuance costs	80,636	82,584
Note payable	6,812	6,812
Other liabilities	42,833	45,393
Total liabilities	137,832	168,896

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	51,629	61,688
Non-redeemable non-controlling interest	(417)	(327)
Total equity	51,212	61,361
Total liabilities and shareholders' equity	$189,044	$230,257

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2020	Mar. 31, 2019

Revenues:
Investment banking	$14,625	$11,879
Brokerage	4,187	4,535
Asset management fees	1,716	1,703
Principal transactions	(17,552)	5,288
Gain/(loss) on sale and payoff of loans	-	(17)
Net dividend income	227	296
Other income	935	(35)
Non-interest revenues	4,138	23,649

Interest income	2,214	14,291
Interest expense	(1,782)	(10,773)
Net interest income	432	3,518

Gain/(loss) on repurchase or early retirement of debt	697	-
Total net revenues	5,267	27,167

Non-interest expenses:
Compensation and benefits	16,213	17,222
Administration	2,222	1,929
Brokerage, clearing and exchange fees	634	701
Travel and business development	922	1,021
Managed deal expenses	588	533
Communications and technology	1,129	1,053
Occupancy	1,199	1,423
Professional fees	890	1,456
Depreciation	548	297
Other	-	495
Total non-interest expense	24,345	26,130

Net income/(loss) before income tax	(19,078)	1,037
Income tax expense/(benefit)	(7,239)	(4,102)
Net income/(loss)	(11,839)	5,139
Less: Net income/(loss) attributable to non-redeemable non-controlling interest	(91)	70
Net income/(loss) attributable to JMP Group	($11,748)	$5,069

Net income/(loss) attributable to JMP Group per share:
Basic	($0.60)	$0.24
Diluted	($0.60)	$0.24

Weighted average common shares outstanding:
Basic	19,532	21,288
Diluted	19,532	21,429

Contacts

Investor Relations Contact
JMP Group LLC

Andrew Palmer
(415) 835-8978
apalmer@jmpg.com

Media Relations Contacts
Dukas Linden Public Relations, Inc.

Zach Leibowitz
(646) 722-6528
zach@dlpr.com

Michael Falco
(646) 808-3611
michael@dlpr.com